As filed with the Securities and Exchange Commission on June 8, 2007.	File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MANHATTAN ASSOCIATES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	58-2373424
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
2300 Windy Ridge Parkway, Suite 700
Atlanta, GA 30339
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

MANHATTAN ASSOCIATES, INC. 2007 STOCK INCENTIVE PLAN
(Full Title of the Plan)

David K. Dabbiere, Esq.	Copies to:
Senior Vice President,	David M. Eaton
Chief Legal Officer and Secretary	Kilpatrick Stockton LLP
Manhattan Associates, Inc.	1100 Peachtree Street, N.E., Suite 2800
2300 Windy Ridge Parkway, Suite 700	Atlanta, Georgia 30309
Atlanta, Georgia 30339	(404) 815-6500
(770) 955-7070
(Name, Address, and Telephone Number,
Including Area Code, of Agent for Service)

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to	Offering Price	Aggregate	Registration
to be Registered	be Registered(1)	Per Share(2)	Offering Price(2)	Fee(3)
Common Stock, $0.01 Par Value	2,300,000	$28.38	$65,274,000	$2,003.91

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to such indeterminate number of additional shares of the Common Stock, Par Value $0.01 Per Share (the “Common Stock”) of Manhattan Associates, Inc. (the “Company”) as may be issuable to prevent dilution in the event of a stock dividend, stock split, recapitalization, or other similar changes in the Company’s capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2)	Determined in accordance with Rules 457(h) and (c) under the Securities Act, based on $28.38, the average of the high and low prices of the Common Stock on the Nasdaq Global Select Market on June 6, 2007.

(3)	Pursuant to Rule 457(p) under the Securities Act, $410.99 of the registration fee is being offset with the unused registration fee associated with the Company’s registration statement on Form S-8 (Registration No. 333-139598) filed with the Securities and Exchange Commission on December 22, 2006.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the note to Part I of Form S-8.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents have been filed by Manhattan Associates, Inc., a Georgia corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference (Commission File No. 000-23999):
     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;
     (b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;
     (c) The Company’s Current Report on Form 8-K filed with the SEC on May 23, 2007;
     (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the Company’s fiscal year ended December 31, 2006; and
     (e) The description of the Company’s Common Stock, Par Value $0.01 Per Share (the “Common Stock”) contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on April 6, 1998, and any amendment or report filed for the purpose of updating such description.
     All documents filed subsequent to the date hereof by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of the Company’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.
     Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
ITEM 4. DESCRIPTION OF SECURITIES
     The securities to be offered are registered under Section 12 of the Exchange Act.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     Not Applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Exculpation of Director Liability
     As permitted by the Georgia Business Corporation Code (the “GBCC”), the Company’s Articles of Incorporation provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability is not eliminated for:
(1)	any appropriation, in violation of the director’s duties, of any business opportunity of the Company;

(2)	acts or omissions that involve intentional misconduct or a knowing violation of law;

(3)	liability under Section 14-2-832 of the GBCC, related to unlawful distributions; and

(4)	any transaction from which the director received an improper personal benefit.
Indemnification
     The GBCC provides that a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director or officer of the corporation against reasonable expenses incurred by such individual in connection with the proceeding.
     The GBCC also allows a corporation to otherwise indemnify an individual, subject to some limitations, who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and otherwise complied with certain standards of conduct set forth in the GBCC.
     The Company’s Bylaws provide that the Company shall indemnify and hold harmless any director of the Company who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, including any action or suit by or in the right of the Company because he or she is or was a director, officer, employee, or agent of the Company, against any judgment, settlement, penalty, fine, or reasonable expenses incurred with respect to such proceeding. However, no indemnification shall be made with respect to the matters for which directors are not exculpated from liability, as set forth above under “—Exculpation of Director Liability.”
     The GBCC permits a corporation to, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation (1) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct, that the proceeding involves conduct for which liability has been eliminated under the articles, and his or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part. In accordance with the GBCC, the Company’s Bylaws provide that expenses incurred by an indemnified person in defending any proceeding shall be paid by the Company in advance of the final disposition of such proceeding, subject to compliance with the GBCC’s affirmation and undertaking requirements.
     A corporation may indemnify and advance expenses under the GBCC to an officer of a corporation who is a party to a proceeding because he or she is an officer to the same extent as a director, and, if he or she is not a director, to such further extent as may be provided by the articles, bylaws, Board resolutions or contract, except for matters for which directors are not exculpated from liability, as set forth above under “—Exculpation of Director Liability.” The GBCC also provides that a corporation may indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles, bylaws, Board action or contract.
     The Bylaws provide that the Board of Directors may cause the Company to provide to officers, employees, and agents of the Company all or any part of the right to indemnification permitted for such persons by appropriate provisions of the GBCC. Persons to be indemnified may be identified by position or name, and the right of indemnification may be different for each of the persons identified.
     As permitted by the GBCC, the Company has entered into indemnification agreements with its directors and certain of its officers, including all of its executive officers, providing indemnification to the full extent permitted by the provisions of the GBCC.
Directors’ and Officers’ Insurance
     The GBCC permits, and the Company has, purchased insurance insuring its directors and officers for liabilities incurred in connection with proceedings against them in their capacities as directors and officers of the Company, and insuring the Company against amounts expended in indemnifying the directors and officers against such liabilities.

ITEM 8. EXHIBITS
     The following exhibits are filed with this Registration Statement:

Exhibit Number	Description

5	Opinion of Kilpatrick Stockton LLP as to the legality of the securities to be issued.

23.1	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney is included on signature page.
ITEM 9. UNDERTAKINGS
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 6th day of June, 2007.

MANHATTAN ASSOCIATES, INC.
By:	/s/ Peter F. Sinisgalli
Peter F. Sinisgalli
President and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Peter F. Sinisgalli and John J. Huntz, Jr, and each of them, any of whom may act without the joinder of the others, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same with all exhibits hereto and other documents in connection therewith or in connection with registration of the securities under the Exchange Act with the SEC, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby, ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter F. Sinisgalli	Director, President and Chief Executive	June 6, 2007

Peter F. Sinisgalli	Officer (Principal Executive Officer)

/s/ Dennis B. Story	Senior Vice President, Chief Financial	June 6, 2007

Dennis B. Story	Officer (Principal Financial and Accounting Officer)

/s/ John J. Huntz, Jr.	Chairman of the Board of Directors	June 6, 2007

John J. Huntz, Jr.

/s/ Brian J. Cassidy	Director	June 6, 2007

Brian J. Cassidy

S-1

Signature	Title	Date

/s/ Paul R. Goodwin	Director	June 7, 2007

Paul R. Goodwin

	Director	June , 2007

Thomas E. Noonan

/s/ Deepak Raghavan	Director	June 4, 2007

Deepak Raghavan

S-2

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Kilpatrick Stockton LLP as to the legality of the securities to be issued.

23.1	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney is included on signature page.